PHARMACIA & UPJOHN, INC.

                                 COMMON STOCK
                           PAR VALUE $.01 PER SHARE


                            UNDERWRITING AGREEMENT
                            (INTERNATIONAL VERSION)

                                                                 July 23, 1996
Goldman Sachs International
Merrill Lynch International
CS First Boston Limited
HSBC Investment Bank plc
UBS Limited
 As representatives of the several Underwriters
   named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court,
133 Fleet Street,
London EC4A 2BB
and
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2 9LY

Ladies and Gentlemen:

          Sotrof Aktiebolag, a stockholder (the "Selling Stockholder") of Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of 46,000,000 shares of common stock, par value $.01 per share ("Stock"), of the Company to be offered in a global offering (the "Global Offering") comprised of an U.S. Offering, an International Offering and a Nordic Offering (each as defined herein). The Selling Stockholder is an indirect wholly owned subsidiary of AB Volvo (publ) ("Volvo").

          The Selling Stockholder proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 9,200,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,380,000 additional shares (the "Optional Shares") of Stock of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares") to be offered for sale outside the United States and Canada and outside the Nordic countries (the "International Offering"). At the election of the Underwriters, all or a portion of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder may be deposited by the Selling Stockholder pursuant to the Custodian Agreement referred to below at or prior to each Time of Delivery (as defined below) and delivered in the form of Swedish Depositary Shares ("SDSs"), each SDS representing the right to receive one share of Stock.

          It is understood and agreed to by all parties that the Company, Volvo and the Selling Stockholder are concurrently entering into: (i) an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Selling Stockholder of up to a total of 39,675,000 shares of Stock (the "U.S. Shares"), including the over-allotment option thereunder, through arrangements with certain underwriters in the United States (the
"U.S. Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., J.P. Morgan

Securities Inc. and Morgan Stanley & Co. Incorporated are acting as lead managers (the "U.S. Offering"); and (ii) an agreement (the "Nordic Underwriting Agreement") providing for the sale by the Selling Stockholder of up to a total of 2,645,000 shares of Stock (the "Nordic Shares", a portion of which may be delivered in the form of shares and a portion of which may be deposited by the Selling Stockholder pursuant to the Custodian Agreement referred to below and delivered in the form of SDSs), including the over-allotment option thereunder, through arrangements with certain underwriters in the Nordic countries (the "Nordic Underwriters"), for whom Enskilda Securities (a unit of Skandinaviska Enskilda Banken AB (publ)), Goldman Sachs International and Merrill Lynch International are acting as lead managers (the "Nordic Offering"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement are hereby expressly made conditional on one another.

          SDSs will be issued in accordance with the Custodian Agreement, dated as of November 1, 1995 (the "Custodian Agreement"), between the Company and Skandinaviska Enskilda Banken AB (publ), as Custodian (the "Depositary"), and the general terms and conditions under which the SDSs are issued and governed (the "General Terms and Conditions").

          The Underwriters hereunder and the U.S. Underwriters and the Nordic Underwriters are simultaneously entering into an Intersyndicate Agreement between U.S., International and Nordic Underwriting Syndicates (the "Intersyndicate Agreement") which provides, among other things, that Goldman, Sachs & Co. and Merrill Lynch & Co. shall act as the Global Coordinators (the "Global Coordinators") for the Global Offering and for the transfer of shares of Stock among the three syndicates and for consultation by the Lead Managers hereunder with the Global Coordinators prior to exercising the rights of the Underwriters under Section 7 hereof. Three forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the offering and sale of the Shares and SDSs hereunder, a second relating to the offering and sale of the U.S. Shares in the United States and Canada and a third relating to the offering and sale of the Nordic Shares and SDSs in the Nordic countries. All forms of prospectus will be substantially identical except for certain substitute and additional pages. Except as used in Sections 2, 3, 4, 9 and 12 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock and SDSs which may be sold pursuant to either this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement, references to Underwriters shall include the U.S. Underwriters and the Nordic Underwriters, and references herein to any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include the U.S., International and Nordic versions thereof.

          In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters shall be to the addressees of this Agreement and to Goldman, Sachs & Co. or Merrill Lynch & Co. shall be to Goldman Sachs International ("GSI") or Merrill Lynch International ("MLI"), respectively, and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

          1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and (in the case of clauses (i)-(v) only) Volvo and the Selling Stockholder that:

          (i) A registration statement on Form S-3 (File No. 333-06045) (the "Initial Registration Statement") in respect of the Shares to be offered and sold pursuant to the U.S. Underwriting Agreement has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the U.S. Offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary U.S. Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (x) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (y) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "U.S. Prospectus"; and any reference herein to any Preliminary U.S. Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary U.S. Prospectus or U.S. Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary U.S. Prospectus or the U.S. Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary U.S. Prospectus or U.S. Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary U.S. Prospectus or U.S. Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

          (ii) No order preventing or suspending the use of any Preliminary U.S. Prospectus has been issued by the Commission, and each Preliminary U.S. Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

          (iii) The documents incorporated by reference in the Prospectuses, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectuses or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Global Coordinators expressly for use therein or (y) Selling Stockholder Information; for purposes of this Agreement, "Selling Stockholder Information" shall comprise the statements in the Prospectuses under the captions "Prospectus Summary - The Global Offering - Shares of Common Stock offered by the Selling Stockholder", "Prospectus Summary - The Selling Stockholder" and "Selling Stockholder";

          (iv) The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Registration Statement does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Global Coordinators expressly for use therein or (y) Selling Stockholder Information;

          (v) Each of (A) the Preliminary U.S. Prospectus, (B) the preliminary International Prospectus (the "Preliminary International Prospectus") and (C) the preliminary Nordic Prospectus (the "Preliminary Nordic Prospectus", and, together with the Preliminary U.S. Prospectus and the Preliminary International Prospectus, the "Preliminary Prospectuses") at the respective dates thereof, did not, and each of (A) the U.S. Prospectus, (B) the final International Prospectus (the "International Prospectus") and (C) the final Nordic Prospectus (the "Nordic Prospectus", and, together with the U.S. Prospectus and the International Prospectus, the "Prospectuses") at the respective dates thereof, does not or did not, and any further amendment or supplement thereto, as of the date of any such amendment or supplement, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Global Coordinators expressly for use therein or
     (y) Selling Stockholder Information; references herein to "prospectuses", "Preliminary Prospectuses" or "Prospectuses" shall mean each and every relevant prospectus, unless the context otherwise requires, and shall be deemed to refer to and include the documents incorporated by reference therein;

          (vi) Neither the Company nor any of its Principal Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectuses; as used in this Agreement, "Principal Subsidiaries" means Pharmacia & Upjohn Company, Upjohn Manufacturing, Inc., Pharmacia & Upjohn AB and Pharmacia S.p.A;

          (vii) The Company and each of its subsidiaries have all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectuses, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

          (viii) The Company and its subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectuses and, except as set forth or contemplated in the Prospectuses, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which are not reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

          (ix) The Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses as described in the Prospectuses and (C) are in compliance with all terms and conditions of any such permit, license or approval, in each case except as described in the Prospectuses or except as would not, individually or in the aggregate, result in a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

          (x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and each Principal Subsidiary of the Company has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, and, in the case of Principal Subsidiaries incorporated in the United States, is in good standing under the laws of its jurisdiction of incorporation; and each of the Company and each Principal Subsidiary of the Company has corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for any such failure to be so qualified in any such jurisdiction which would not result in a material adverse effect on the consolidated financial position, shareholder's equity or results of operations of the Company and its subsidiaries, taken as a whole;

          (xi) The Company has an authorized capitalization as set forth in or incorporated by reference in the Prospectuses, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in or incorporated by reference in the Prospectuses; shares of Stock are listed for trading on the New York Stock Exchange and are quoted on the SEAQ International system operated by the London Stock Exchange Limited, and SDSs are traded on the Stockholm Stock Exchange; and all of the issued shares of capital stock of each Principal Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectuses) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (xii) The sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or that would otherwise materially prejudice the consummation of the transactions contemplated by this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained or made by the Company for the sale and delivery of the Shares or SDSs by the Selling Stockholder or the consummation by the Company of the transactions contemplated by this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares and SDSs by the Underwriters, the U.S. Underwriters or the Nordic Underwriters;

          (xiii) This Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement have been duly authorized, executed and delivered by the Company;

          (xiv) The Custodian Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon the deposit of Shares evidencing SDSs to be delivered at each Time of Delivery in respect thereof in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDSs are registered will be entitled to the rights specified in the Custodian Agreement and, in the General Terms and Conditions; and the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in the International Prospectus and in the Nordic Prospectus;

          (xv) The description of the Stock included in or incorporated by reference in the Prospectuses, insofar as it purports to constitute a summary of the terms of the Stock, the description of the SDSs included in the International Prospectus and in the Nordic Prospectus, insofar as it purports to constitute a summary of the terms of the SDSs, and the statements set forth in the International Prospectus and in the Nordic Prospectuses under the caption "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock", insofar as they purport to describe the provisions of documents or laws therein described, are complete and accurate in all material respects;

          (xvi) Other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are reasonably likely, individually or in the aggregate, to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xvii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xviii)   Neither the Company nor any of its affiliates does
     business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

          (xix) Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

          (b) Volvo represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All consents, approvals, authorizations, orders, registrations and qualifications necessary for the execution and delivery by Volvo and the Selling Stockholder of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, and for the sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder, and the performance of their respective obligations, hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, have been obtained and are in full force and effect; and each of Volvo and the Selling Stockholder has full right, power and authority to enter into this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares and SDSs to be sold by it hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement;

          (ii) The sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the compliance by Volvo and the Selling Stockholder with all of the provisions of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Volvo or the Selling Stockholder is a party or by which Volvo or the Selling Stockholder is bound, or to which any of the property or assets of Volvo or the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the articles of association of Volvo or the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Volvo or the Selling Stockholder or the property of Volvo or the Selling Stockholder;

          (iii) This Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement have been duly authorized, executed and delivered by Volvo or the Selling Stockholder;

          (iv) Volvo currently holds the Shares through the Selling Stockholder, which is an indirect wholly owned subsidiary of Volvo, and the Selling Stockholder has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, and, with respect to each Time of Delivery (as defined in Section 4 hereof) (A) immediately prior to such Time of Delivery, the Selling Stockholder will have good and valid title to the Shares to be sold by it hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, free and clear of all liens, encumbrances, equities and claims; (B) immediately prior to such Time of Delivery, the Selling Stockholder will have good and valid title to the Shares deposited by it pursuant to the Custodian Agreement against issuance of the SDSs to be delivered by the Selling Stockholder at such Time of Delivery, free and clear of all liens, encumbrances, equities and claims (except such as arise under the terms of the Custodian Agreement); (C) immediately prior to such Time of Delivery, the Selling Stockholder will have good and valid title to the SDSs to be delivered by it at such Time of Delivery, free and clear of all liens, encumbrances, equities and claims; and (D) upon delivery of the Shares and SDSs to be delivered by the Selling Stockholder at such Time of Delivery pursuant to this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and payment therefor as provided herein and therein, good and valid title thereto, free and clear of all liens, encumbrances, equities and claims, will have passed to the several Underwriters or the U.S. Underwriters or Nordic Underwriters, as the case may be;

          (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, any Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Volvo expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and such Prospectus and any further amendments or supplements to the Registration Statement and such Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vi) The statements in the Prospectuses under the captions "Prospectus Summary - The Global Offering - Shares of Common Stock offered by the Selling Stockholder", "Prospectus Summary - Selling Stockholder" and "Selling Stockholder" do not, as of the effective date as to the Registration Statement and on the applicable date as to any Prospectus and as of each Time of Delivery, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements not misleading; and

          (vii) Neither Volvo nor the Selling Stockholder has taken, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the Global Offering; provided, however, that this provision shall not apply to stabilization activities conducted by the Global Coordinators on behalf of the Underwriters, as described in the Prospectuses.

          2. Subject to the terms and conditions herein set forth, (a) Volvo agrees to cause the Selling Stockholder to sell, and the Selling Stockholder agrees to sell, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $39.20 (the "Purchase Price") and per SDS of SEK 257.56344 (the "SDS Purchase Price") (to the extent that you elect to take delivery of Shares in the form of SDSs pursuant to Section 4 hereof), the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, Volvo agrees to cause the Selling Stockholder to sell, and the Selling Stockholder agrees to sell, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this
Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 1,380,000 Optional Shares, at the Purchase Price or the SDS Purchase Price, as the case may be, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised from time to time on one or more occasions only by written notice from you to Volvo, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and Volvo otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by the Lead Managers of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the International Prospectus and in the form of Agreement among Underwriters (International Version), which has been previously submitted to the Company and Volvo by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholder the representations and agreements of such Underwriter set forth in Annex A hereto.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon at least forty-eight hours' prior notice to Volvo shall be delivered by or on behalf of the Selling Stockholder to the Global Coordinators, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of U.S. dollars to the order of, and to such account as shall have been notified by, the Selling Stockholder in Federal (same day) funds. Volvo will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., New York City time (2.00 p.m., London time), on July 29, 1996, or such other time and date as the Global Coordinators and Volvo may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., New York City time (2.00 p.m., London time), on the date specified by the Global Coordinators in the written notice given by the Global Coordinators of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Global Coordinators and Volvo may agree upon in writing, provided in each case that such day is a New York Business Day (as defined in Section 4(c) below) and, if SDSs are to be delivered, a day on which commercial banks are generally open for business in Stockholm. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of Optional Shares, if not the First Time of Delivery, is herein called a "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) With respect to all or a portion of the Shares to be purchased and sold hereunder at each Time of Delivery, the Global Coordinators, on behalf of the several Underwriters, may elect to have SDSs delivered and paid for hereunder in lieu of, and in satisfaction of, the Selling Stockholder's obligation to sell to the several Underwriters and the several Underwriters' obligations to purchase, Shares. Notice of such election shall be given by the Global Coordinators to Volvo at least forty-eight hours prior to such Time of Delivery (the "Notification Time"). The purchase price for any SDSs so delivered as a result of making such election shall be the SDS Purchase Price. If such an election is made, the SDSs to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to Volvo prior to Notification Time, shall be delivered by or on behalf of the Selling Stockholder to you, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the order of the Selling Stockholder in same day funds in Swedish kronor in respect of the Shares delivered in the form of SDSs.

          (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of this Agreement, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(o) of this Agreement, will be delivered at the offices of Shearman & Sterling, 199 Bishopsgate, London, England (the "Closing Location"), and the Shares will be delivered as specified in subsections (a) and (b) above, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:30 p.m., London time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5.   (a)  The Company agrees with each of the Underwriters:

          (i) To prepare the Prospectuses in a form approved by you and to file the U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to submit to you for prior approval with reasonable notice any proposed amendments or supplements to the Registration Statement or any Prospectus; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the U.S. Prospectus or any amended U.S. Prospectus has been filed and to furnish you a reasonable number of copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary U.S. Prospectus or U.S. Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or U.S. Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary U.S. Prospectus or U.S. Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

          (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to use its reasonable best efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for nine months after the time of issue of the Prospectuses, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (iii) Prior to 12:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time to furnish the Underwriters with a reasonable number of copies of each Prospectus in New York City and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectuses in connection with the offering or sale of the Shares or SDSs and if at such time any events shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any Prospectus or to file under the Exchange Act any document incorporated by reference in any Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities a reasonable number of copies as you may from time to time request of any amended Prospectus or a supplement to any Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectuses, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus, including with respect to any Underwriter, a U.S. Prospectus complying with Section 10(a)(3) of the Act;

          (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (v) During the period beginning from the date hereof and continuing to and including the date 180 days after the date hereof, not to issue, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the U.S. Underwriting Agreement and the Nordic

     Underwriting Agreement, any shares of Stock or other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar securities, without the prior written consent of the Global Coordinators; provided that this restriction will not apply to issuances or sales of shares in connection with (i) employee stock option, savings or compensation plans or dividend reinvestment plans or the conversion of convertible securities outstanding on the date hereof or (ii) a merger or other combination with, or exchange offer for shares of, another entity; and

          (vi) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (b)  Volvo and the Selling Stockholder agree with each of the
               Underwriters:

          (i) To bear and pay any stamp, transfer, registration, documentary or similar taxes or duties (including interest and penalties if the payment was due to be made by the Selling Stockholder) payable in the Kingdom of Sweden, the Kingdom of Denmark, the Republic of Finland, the Kingdom of Norway, the United Kingdom, the United States, France, Germany or Japan (the "Relevant Jurisdictions") or any political subdivision or taxing authority of any such jurisdiction not recoverable within a reasonable period of time in connection with (A) the sale and delivery by the Selling Stockholder of the Shares and SDSs to or for the respective accounts of the Underwriters in the manner contemplated herein or in the U.S. Underwriting Agreement or the Nordic Underwriting Agreement and in accordance with reasonable and customary procedures in global equity offerings, (B) the deposit with the Depositary of Shares against the issuance of SDSs at each Time of Delivery, (C) the sale and delivery by the Underwriters of the Shares or SDSs to the initial purchasers thereof in the manner contemplated herein or in the U.S. Underwriting Agreement or in the Nordic Underwriting Agreement and in accordance with reasonable and customary procedures in global equity offerings, or (D) the execution and delivery of this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement, and any value added tax payable in connection with the commissions and other amounts payable by the Selling Stockholder pursuant to this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement;

          (ii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date hereof, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the U.S. Underwriting Agreement or Nordic Underwriting Agreement, any shares of Stock or other securities of the Company that are substantially similar to the Shares, including but not limited to any shares of Stock or other securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar securities, without the prior written consent of the Global Coordinators;

          (iii) To not take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that this provision shall not apply to stabilization activities conducted by the Global Coordinators on behalf of the Underwriters, as described in the Prospectuses;

          (iv) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

          (v) Prior to each Time of Delivery, to deposit Shares with the Depositary in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions and otherwise to comply with the Custodian Agreement and the General Terms and Conditions so that any SDSs to be delivered by the Selling Stockholder at such Time of Delivery pursuant to the U.S. Underwriting Agreement and the Nordic Underwriting Agreement will be issued by the Depositary against receipt of such Shares and delivered at such Time of Delivery in accordance with the U.S. Underwriting Agreement and the Nordic Underwriting Agreement.

          6. (a) The Company covenants and agrees with Volvo, the Selling Stockholder and the several Underwriters that the Company will pay or cause to be paid all expenses incident to the Company's performance of or compliance with this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, including without limitation: (i) all Commission and any National Association of Securities Dealers registration and filing fees and expenses, (ii) all fees and expenses in connection with the qualification of the Shares for offering and sale under state securities or "blue sky" laws, including reasonable fees and disbursements of counsel for the Underwriters in connection with such qualifications, (iii) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement, each Prospectus included therein or prepared for distribution pursuant hereto, this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement, each amendment or supplement of the foregoing, the certificates representing Shares and all other documents relating to the offering, purchase, sale and delivery of the Shares and SDSs, (iv) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties, and
(v) fees, disbursements and expenses of the Company's counsel and its advisors and experts and independent certified public accountants (including the expenses of any opinions or "comfort" letters required by or incident to the performance by the Company with its obligations hereunder and compliance with such obligations). To the extent that any such expenses are incurred, assumed or paid by Volvo, the Selling Stockholder or the Underwriters, the Company shall reimburse such person for the full amount so incurred, assumed or paid promptly after receipt of a request therefor.

          (b) Except as may otherwise be agreed on behalf of the Underwriters, Volvo covenants and agrees with the Company and the several Underwriters that it will pay or cause to be paid all costs and expenses incident to the performance of or compliance with this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement by Volvo and the Selling Stockholder which are not otherwise specifically provided to be paid by the Company pursuant to Section 6(a), including any fees and expenses of counsel for Volvo and the Selling Stockholder.

          It is understood, that, except as provided in this Section 6, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

          7. The obligations of the Underwriters hereunder, as to the Shares or SDSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of Volvo and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company, Volvo and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement;

          (b) Shearman & Sterling, counsel for the Underwriters, shall have furnished to you, the U.S. Underwriters and the Nordic Underwriters such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii) and (vi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Sullivan & Cromwell, counsel for the Company, shall have furnished to you, the U.S. Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

               (ii) All outstanding shares of common stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid and non-assessable;

               (iii) This Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement have been duly authorized, executed and delivered by the Company;

               (iv) The sale and delivery of the Shares by the Selling Stockholder to the Underwriters in the manner contemplated in this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and in the Prospectuses and the performance by the Company of its obligations under this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement will not (A) violate the Company's Certificate of Incorporation or By-Laws or (B) violate any federal law of the United States or law of the State of New York applicable to the Company; provided, however, that for the purposes of paragraph (iv)(B), such counsel need express no opinion with respect to federal or state securities laws, other anti-fraud laws and fraudulent transfer laws; and provided further that insofar as performance by the Company of its obligations under this Agreement is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

               (v) All regulatory consents, authorizations, approvals and filings, required to be obtained or made by the Company under the Federal laws of the United States or the laws of the State of New York for the sale and delivery of the Shares or SDSs by the Selling Stockholder to the Underwriters hereunder or under the U.S.

          Underwriting Agreement or the Nordic Underwriting Agreement have been obtained or made; and

               (vi) The Registration Statement has been declared effective under the Act and, to the best of such counsel's knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

          In rendering such opinion, such counsel may state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In connection with the opinion set forth in (vi) above, such counsel may state that they have relied solely upon information obtained from the Commission and upon a certificate of officers of the Company.

          In rendering such opinion, such counsel may also state that, with your approval, they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible and that they assume that the certificates for the outstanding shares of Stock of the Company, including the Shares, conform to the specimen thereof examined by them and have been countersigned by a transfer agent and that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified.

          Such counsel shall also state that they have reviewed the Registration Statement and the Prospectuses and participated in discussions with representatives of the Company, representatives of the Company's accountants, Volvo and its U.S. counsel and representatives of the Underwriters and advised the Company as to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, that between the effectiveness of the Registration Statement and the time of the delivery of their letter they also participated in further discussions with representatives of the Company, representatives of the Company's accountants, Volvo and its U.S. counsel and representatives of the Underwriters during which the contents of certain portions of the Prospectuses and certain related matters were discussed, and reviewed the opinions referred to in this Section 7; on the basis of the information that they gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Act, such counsel shall confirm to the Underwriters that, in their opinion, the Registration Statement, as of its effective date, and the U.S. Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; that nothing that came to the attention of such counsel during the course of such review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and on the basis of the procedures described in the second subclause of this paragraph, such counsel shall confirm to the Underwriters that such counsel does not believe that any Prospectus, as amended at such Time of Delivery, as of such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and that such counsel do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the U.S. Prospectus and are not so summarized; (in rendering the opinion described in this paragraph such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except for (i) the description of Stock in the Company's Registration Statement on Form 8-A and incorporated in the Prospectuses by reference or included in the International Prospectus and the Nordic Prospectus and (ii) the statements set forth in the International Prospectus and in the Nordic Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock", insofar as they relate to the provisions of documents or U.S. Federal laws or Delaware corporation law therein described; that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records included therein; and that their opinion described in this paragraph is furnished as counsel for the Company and is solely for the benefit of the several Underwriters, U.S. Underwriters, Nordic Underwriters, Volvo, the Selling Stockholder and the directors of the Company to whom such opinion is addressed.

          (d) Kenneth M. Cyrus, counsel for the Company, shall have furnished to you, the U.S. Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each Principal Subsidiary of the Company that is incorporated in the United States (a "Principal U.S. Subsidiary") has been duly organized and is validly existing under the laws of its jurisdiction of incorporation; and each of the Company and each Principal U.S. Subsidiary of the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (ii) The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares of capital stock of each Principal U.S. Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and except as otherwise set forth in the Prospectuses, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates) and the Shares conform to the description of the Stock included in or incorporated by reference in the Prospectuses;

               (iii) The sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Subsidiaries is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or that would not otherwise materially prejudice the consummation of the transactions contemplated by this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement;

               (iv) To the best of his knowledge, the Company and each of its Principal Subsidiaries have all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all relevant governmental regulatory officials and bodies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectuses, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

               (v) To the best of his knowledge, the Company and its Principal Subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectuses, except for any such failure as would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of his knowledge and except for the matters described in the Prospectuses, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate with respect to similar claims, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

               (vi) To the best of such counsel's knowledge and other than the matters described in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are reasonably likely, individually or in the aggregate with respect to similar claims, to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vii) The Custodian Agreement has been duly authorized, executed and delivered by the Company; and

               (viii) The documents incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (other than the financial statements and other financial data as to which such counsel need express no opinion).

          In rendering such opinion, such counsel may rely upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes both you and he is justified in relying upon such opinions and certificates.

          (e) Fred Bodin, General Counsel and Senior Vice President of Volvo, shall have furnished to you, the U.S. Underwriters and the Nordic Underwriters his written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) This Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of Volvo and the Selling Stockholder; and the sale of the Shares and SDSs to be sold by the Selling Stockholder hereunder and thereunder and the compliance by the Volvo and Selling Stockholder with all of the provisions of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Volvo or the Selling Stockholder is a party or by which Volvo or the Selling Stockholder is bound, or to which any of the property or assets of Volvo or the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Articles of Association of Volvo or the Selling Stockholder or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Volvo or the Selling Stockholder or the property of Volvo or the Selling Stockholder;

               (ii) No consent, approval, authorization or order of any Swedish court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement in connection with the Shares or SDSs to be sold by the Selling Stockholder hereunder or thereunder;

               (iii) (A) immediately prior to such Time of Delivery, the Selling Stockholder had good and valid title to the Shares to be sold by it hereunder and under the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, free and clear of all liens, encumbrances, equities and claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder and thereunder; (B) immediately prior to such Time of Delivery, the Selling Stockholder had good and valid title to the Shares deposited by it pursuant to the Custodian Agreement against issuance of the SDSs to be delivered by the Selling Stockholder at such Time of Delivery, free and clear of all liens, encumbrances, equities and claims (except such as arise under the terms of the Custodian Agreement); and (C) immediately prior to such Time of Delivery, the Selling Stockholder had good and valid title to the SDSs to be delivered by it at such Time of Delivery, free and clear of all liens, encumbrances, equities and claims;

               (iv) Good and valid title to the Shares and SDSs to be delivered by the Selling Stockholder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters or U.S. Underwriters or Nordic Underwriters, as the case may be, who have purchased such Shares or SDSs in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim;

               (v) No stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are payable in the Kingdom of Sweden or any political subdivision or taxing authority of such jurisdiction by or on behalf of the Underwriters in connection with (A) the sale and delivery by the Selling Stockholder of the Shares to or for the respective accounts of the Underwriters in the manner contemplated herein or in the U.S. Underwriting Agreement or the Nordic Underwriting Agreement, (B) the deposit with the Depositary of Shares against the issuance of SDSs at each Time of Delivery, (C) the sale and delivery by the Underwriters of the Shares or SDSs to the initial purchasers thereof in the manner contemplated herein or in the U.S. Underwriting Agreement or in the Nordic Underwriting Agreement, or (D) the execution and delivery of this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement (other than any taxes, other than stamp or other issuance or transfer taxes or duties, payable by the Underwriters resident, domiciled, carrying on business or subject to taxation in Sweden); and

               (vi) The irrevocable submission of Volvo and the Selling Stockholder to the jurisdiction of New York courts in Section 16 of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, the waiver by Volvo and the Selling Stockholder of any objection to the venue of a proceeding of a New York court are legal, valid and binding under Swedish law, with the exception that the Swedish bankruptcy courts have exclusive jurisdiction in respect of all property of Volvo or the Selling Stockholder, as the case may be, upon the bankruptcy of Volvo or the Selling Stockholder;

               (vii) The agreement of Volvo and the Selling Stockholder that this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding and would be recognized and given effect to by the courts in Sweden upon proof of the relevant provisions of such law, subject, however, to the qualification that New York law will not be applied to the extent contrary to Swedish public policy and that Swedish law will be applied in a bankruptcy proceeding in respect of, or an execution against, Volvo or the Selling Stockholder;

               (viii) Service of process effected in the manner set forth in Section 16 hereof will be effective, insofar as the laws of Sweden are concerned, to confer valid personal jurisdiction over Volvo and the Selling Stockholder; and

               (ix) A judgement obtained in a New York court arising out of or in relation to the obligations of Volvo or the Selling Stockholder under this Agreement, the U.S. Underwriting Agreement or the Nordic Underwriting Agreement will not be directly enforceable in the Kingdom of Sweden and a separate Swedish judgment must therefore be obtained. In the light of judicial developments, however, such counsel believes that Swedish courts would give an enforceable Swedish judgment on the basis of a judgment obtained in a New York court in an action instituted in the manner prescribed in this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement provided that the judgment was issued by a court of competent jurisdiction, has gained legal force, is not inconsistent with a prior judgment rendered between the same parties and is not contrary to public policy in Sweden.

          In rendering such opinion, such counsel may make customary assumptions, qualifications and reservations and may state that he expresses no opinion as to the laws of any jurisdiction outside the Kingdom of Sweden;

          (f) White & Case, U.S. counsel for Volvo and the Selling Stockholder, shall have furnished to you, the U.S. Underwriters and the Nordic Underwriters their written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Assuming due authorization, execution and delivery by Volvo and the Selling Stockholder under Swedish law, this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement have been duly executed and delivered by Volvo and the Selling Stockholder insofar as New York law is concerned;

               (ii) At such Time of Delivery, all rights of the Selling Stockholder in and to the Shares and SDSs free of any adverse claim (as defined in Article 8 of the Uniform Commercial Code) has been transferred to each of the several U.S. Underwriters or International Underwriters or Nordic Underwriters, as the case may be, who have purchased such Shares or SDSs in good faith and without notice of any such adverse claims; and

               (iii) Assuming the validity of such actions under the laws of Sweden, under the laws of the State of New York relating to personal jurisdiction, each of Volvo and the Selling Stockholder has, pursuant to Section 16 of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of New York Courts in any legal suit, action or proceeding arising out of or based upon this Agreement, the U.S. Underwriting Agreement, the Nordic Underwriting Agreement or the transactions contemplated hereby or thereby, and has validly and effectively appointed Volvo North America Corporation as the authorized agent of Volvo and the Selling Stockholder for the purpose described in Section 16 of this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States;

          (g) Mats Lidgard, Swedish counsel for the Company, shall have furnished to you, the U.S. Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder his written opinion (a draft of such opinion is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Custodian Agreement has been duly authorized, executed and delivered by the Company and, assuming the Custodian Agreement has been duly authorized, executed and delivered by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon the deposit of Shares evidencing SDSs to be delivered at such Time of Delivery in respect thereof in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDSs are registered will be entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions; and the Custodian Agreement, the General Terms and Conditions and the SDSs conform in all material respects to the descriptions thereof contained in the International Prospectus and in the Nordic Prospectus;

               (ii) The statements set forth in the International Prospectus and in the Nordic Prospectus under the caption "Description of Swedish Depositary Shares", insofar as they purport to describe the terms and conditions of the SDSs and the provisions of the laws and documents referred to therein, are complete and accurate in all material respects;

               (iii) Pharmacia & Upjohn AB has been duly incorporated and is validly existing as a corporation under the laws of the Kingdom of Sweden and has the corporate power and authority to own its properties and to conduct its business as described in the Prospectuses;


               (iv) The sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and the Nordic Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement, the International Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or Pharmacia & Upjohn AB is a party or by which the Company or Pharmacia & Upjohn AB is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or Pharmacia & Upjohn AB or any of their properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or that would not otherwise materially prejudice the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Nordic Underwriting Agreement;

               (v) To the best of such counsel's knowledge, the Company and Pharmacia & Upjohn AB have all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all relevant governmental regulatory officials and bodies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectuses, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

               (vi) To the best of his knowledge, the Company and Pharmacia & Upjohn AB own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectuses, except for any such failure as would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of his knowledge and except for the matters described in the Prospectuses, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate with respect to similar claims have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and

               (vii) To the best of such counsel's knowledge and other than the matters described in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or Pharmacia & Upjohn AB is a party or of which any property of the Company or Pharmacia & Upjohn AB is the subject which are reasonably likely, individually or in the aggregate with respect to similar claims, to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          In rendering such opinion, such counsel may rely upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes both you and he is justified in relying upon such opinions and certificates.

          (h) Emanuele Barie, Italian counsel for the Company, shall have furnished to you, the International Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder his written opinion (a draft of such opinion is attached as Annex II(g) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Pharmacia & Upjohn S.p.A. has been duly incorporated, is validly existing as a corporation under the laws of Italy and has the corporate power and authority to own its properties and to conduct its business as described in the Prospectuses;

               (ii) The sale and delivery of the Shares and SDSs to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and the Nordic Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement, the International Underwriting Agreement and the Nordic Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Pharmacia & Upjohn S.p.A. is a party or by which Pharmacia & Upjohn S.p.A. is bound or to which any of the property or assets of Pharmacia & Upjohn S.p.A. is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of Pharmacia & Upjohn S.p.A. or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Pharmacia & Upjohn S.p.A. or any of its properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or that would not otherwise materially prejudice the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Nordic Underwriting Agreement;

               (iii) To the best of such counsel's knowledge, Pharmacia & Upjohn S.p.A. has all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all relevant governmental regulatory officials and bodies that are necessary to own or lease its properties and conduct its business as described in the Prospectuses, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

               (iv) To the best of his knowledge, Pharmacia & Upjohn S.p.A. owns or has had licensed to it or otherwise has the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of its business as described in the Prospectuses, except for any such failure as would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of his knowledge and except for the matters described in the Prospectuses, there are no unresolved assertions that Pharmacia & Upjohn S.p.A. has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which, if determined adversely to Pharmacia & Upjohn S.p.A., would not individually or in the aggregate with respect to similar claims have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and

               (v) To the best of such counsel's knowledge and other than the matters described in the Prospectuses, there are no legal or governmental proceedings pending to which Pharmacia & Upjohn S.p.A. is a party or of which any property of Pharmacia & Upjohn S.p.A. is the subject which are reasonably likely, individually or in the aggregate with respect to similar claims, to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          In rendering such opinion, such counsel may rely upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes both you and he is justified in relying upon such opinions and certificates.

          (i) Skandinaviska Enskilda Banken Legal Department, counsel for the Depositary, shall have furnished to you, the U.S. Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder their written opinion (a draft of such opinion is attached as Annex II(h) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Custodian Agreement has been duly authorized, executed and delivered by the Depositary and, assuming the Custodian Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon the deposit of Shares evidencing SDSs to be delivered at such Time of Delivery in respect thereof in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDSs are registered will be entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions; and the Custodian Agreement, the General Terms and Conditions and the SDSs conform in all material respects to the descriptions thereof contained in the International Prospectus and in the Nordic Prospectus;

               (ii) The statements set forth in the International Prospectus and in the Nordic Prospectus, under the caption "Description of Swedish Depositary Shares", insofar as they purport to describe the terms and conditions of the SDSs and the provisions of the laws and documents referred to therein, are complete and accurate in all material respects; and

               (iii) Shares represented by the SDSs to be delivered by the Selling Stockholder at such Time of Delivery to or on behalf of the Underwriters have been duly deposited with the Depositary or The Bank of New York, as Sub-Custodian, under and in accordance with all applicable laws and regulations.

           (j) On the date hereof prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP shall have furnished to you, the U.S. Underwriters, the Nordic Underwriters, Volvo and the Selling Stockholder a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto; (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses, and (ii) since the respective dates as of which information is given in the Prospectuses there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectuses, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Global Coordinators so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

          (l) On or after the date hereof and prior to such Time of Delivery there shall not have occurred any of the following: (a) (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Stockholm Stock Exchange or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange, the Stockholm Stock Exchange or SEAQ International; (iii) a general moratorium on commercial banking activities in New York, Sweden or London declared by the relevant authorities; (iv) a change or development involving a prospective change in United States taxation affecting the share capital of the Company or the transfer thereof or the imposition of exchange controls by the United States or Sweden; (v) the outbreak or escalation of hostilities involving the United States or the European Union ("EU") or the declaration by the United States or relevant EU authorities of a national emergency or war if the effect of any such event specified in clause (iv) or (v) in the judgment of the Global Coordinators, makes it impracticable or inadvisable to proceed with the Global Offering or the delivery of, or materially impairs the ability of the Underwriters to subscribe, hold or sell, the Shares or SDSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses; or (vi) a change in national or international political, financial or economic conditions or taxation regimes or currency exchange rates or controls if the effect of any such event specified in this subsection (vi) in the judgment of the Global Coordinators is so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of, or materially impairs the ability of the Underwriters to subscribe, hold or sell, the Shares or SDSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

          (m) Forvaltningsaktiebolaget Stattum ("Stattum") shall have undertaken in writing, in form and substance satisfactory to you, not to, during the period beginning from the date hereof and continuing to and including the date 12 months after the date hereof, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the U.S. Underwriting Agreement or Nordic Underwriting Agreement, any shares of Stock or other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar securities, without the prior written consent of the Global Coordinators;

          (n) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (o) The Company, Volvo and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery
     (i) certificates of officers of the Company and of Volvo, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and Volvo, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Volvo and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and, in the case of the Company, as to the matters set forth in subsections (a) and (k) of this Section, and as to such other matters as you may reasonably request; and (ii) certificates of the corporate secretary or other comparable officer of the Company, of Volvo and of the Selling Stockholder, respectively, reasonably satisfactory to you as to the resolutions adopted by the Company and Volvo in connection with this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, incumbency and signatures or persons executing this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement, and other similar matters; and

          (p) The respective closings under this Agreement, the U.S. Underwriting Agreement and the Nordic Underwriting Agreement shall occur simultaneously at the First Time of Delivery.

           8. (a) The Company will indemnify and hold harmless each Underwriter, Volvo and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Volvo or the Selling Stockholder, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Volvo and the Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter, Volvo or the Selling Stockholder, as the case may be, in connection with investigating or defending any such action, proceeding or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter or to Volvo or the Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any such amendment or supplement thereto or document incorporated by reference therein,
(x) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers expressly for use therein or (y) that comprised Selling Stockholder Information; and provided, further, however, that the Company shall not be liable to any such person in any such case if the Company shall sustain the burden of proving that Volvo, the Selling Stockholder or such Underwriter, as the case may be, sold securities to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale in any case where such delivery is required by applicable law, a copy of the Prospectus (excluding any documents incorporated by reference therein) or of the Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to Volvo, the Selling Stockholder or such Underwriter, and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or the Prospectus as amended or supplemented.

          (b) Volvo will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in any Preliminary Prospectus, the Registration Statement or any Prospectus or any such amendment or supplement or document incorporated by reference therein comprised Selling Stockholder Information; and will reimburse each Underwriter or the Company, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Company, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, Volvo and the Selling Stockholder against any losses, claims, damages or liabilities to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or any Prospectus or any such amendment or supplement or document incorporated by reference therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Managers expressly for use therein; and will reimburse the Company, Volvo and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Volvo or the Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action or proceeding for which indemnification under subsection (a), (b) or (c) may be requested, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Volvo and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares as well as any other relevant equitable considerations, including relative fault. The relative benefits received by the Company, Volvo and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, Volvo and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the Prospectus. As among the Company, Volvo and the Selling Stockholder, the relative benefit derived by the Company, Volvo and the Selling Stockholder shall be determined by reference to the fact that the Company entered into the Registration Rights Agreement, dated as of August 20, 1995, among Volvo, the Company, The Upjohn Company and Pharmacia Aktiebolag to induce Volvo to engage in the transaction in which the Selling Stockholder acquired the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Volvo, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Volvo, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company, Volvo and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company, Volvo and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company, Volvo or the Selling Stockholder within the meaning of the Act.

          9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Global Coordinators may in their discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Global Coordinators do not arrange for the purchase of such Shares, then Volvo shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Global Coordinators notify Volvo that they have so arranged for the purchase of such Shares, or Volvo notifies the Global Coordinators that it has so arranged for the purchase of such Shares, the Global Coordinators or Volvo shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Global Coordinators and Volvo as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then Volvo shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Global Coordinators and Volvo as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if Volvo shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and Volvo and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Volvo, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Volvo, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of Volvo or the Selling Stockholder, and shall survive delivery of and payment for the Shares.

          11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Volvo nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein by reason of a failure of the Company to perform its obligations under Section 7 (for the avoidance of doubt, it shall not be deemed to be a failure by the Company to perform its obligations under
Section 7 if the conditions set forth in clauses 7(b), (e), (f), (i), (k),
(l), (m), (o)(to the extent that it refers to obligations of Volvo and the Selling Stockholder) and (p)(to the extent not due to the failure of the Company to perform its obligations as aforementioned) have not been satisfied), the Company will, or if for any other reason Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, Volvo will, reimburse the Underwriters through the Lead Managers for all out-of-pocket expenses approved in writing by the Lead Managers, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Volvo and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Lead Managers on behalf of you as the representatives of the Underwriters.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention:
Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (0171) 774-1550, and to MLI, Ropemaker Place, 25 Ropemaker Street, London EC2 9LY, England; if to Volvo or the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to AB Volvo, S-405 08, Goteborg, Sweden,
Attention: President, with a copy to White & Case, counsel for Volvo and the Selling Stockholder, at 7-11 Moorgate, London, EC2R 6HH, England; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company, Volvo or the Selling Stockholder by the Lead Managers upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Volvo and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Volvo, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14.  Time shall be of the essence of this Agreement.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

          16. Each of Volvo and the Selling Stockholder hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. Each of Volvo and the Selling Stockholder do hereby appoint Volvo North America Corporation, 535 Madison Avenue, New York, New York 10022, Attention:
President, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter or by the Company, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of Volvo and the Selling Stockholder may appoint a successor agent to receive service of process as described herein; provided, however, that each of Volvo and the Selling Stockholder shall at all times maintain an agent for service of process in New York City. Volvo represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and each of Volvo and the Selling

Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment (or any appointment of a successor agent, as applicable) in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to Volvo or the Selling Stockholder, as the case may be, shall be deemed, in every respect, effective service of process upon Volvo or the Selling Stockholder.

          17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Volvo and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be submitted to the Company and Volvo for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              PHARMACIA & UPJOHN, INC.
                              By:  /s/ Robert C. Salisbury
                              Name:  Robert C. Salisbury
                              Title: Executive Vice President (Chief
                                     Financial Officer and Chief
                                     Accounting Officer)

                              AB VOLVO (PUBL)

                              By: /s/ Eva Persson
                              Name:  Eva Persson
                              Title: Vice President - Head of
                                     Corporate Legal

                              SOTROF AKTIEBOLAG

                              By: /s/ Eva Persson
                              Name:  Eva Persson
                              Title: Authorized Signatory


Accepted as of the date hereof:

GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
CS FIRST BOSTON LIMITED
HSBC INVESTMENT BANK PLC
UBS LIMITED

By: GOLDMAN SACHS INTERNATIONAL

By: /s/ Christopher French
(Attorney-in-fact)

and

By: MERRILL LYNCH INTERNATIONAL
By: /s/ Brad England       /s/ John V. Millar
               (Attorney-in-fact)

On behalf of each of the Underwriters

                                                                     SCHEDULE I



                                                                                      Total Number of        Number of Optional
                                                                                     Firm Shares to be   Shares to be Purchased if
                                                                                         Purchased        Maximum Option Exercised

                                            Underwriter
                 Goldman Sachs International                                                1,656,460                248,469
                 Merrill Lynch International . . . . . . . . . . . . . . . . . . .          1,656,460                248,469
                 CS First Boston Limited . . . . . . . . . . . . . . . . . . . . .            828,000                155,200
                 HSBC Investment Bank plc  . . . . . . . . . . . . . . . . . . . .            828,000                124,200
                 UBS Limited . . . . . . . . . . . . . . . . . . . . . . . . . . .            828,000                124,200
                 Barclays de Zoete Wedd Limited  . . . . . . . . . . . . . . . . .            454,480                 68,172
                 Bear, Stearns International Limited . . . . . . . . . . . . . . .            454,480                 68,172
                 Kleinwort Benson Limited  . . . . . . . . . . . . . . . . . . . .            454,480                 68,172
                 Lehman Brothers International (Europe)  . . . . . . . . . . . . .            454,480                 68,172
                 J.P. Morgan Securities Ltd. . . . . . . . . . . . . . . . . . . .            454,480                 68,172
                 Swiss Bank Corporation  . . . . . . . . . . . . . . . . . . . . .            454,480                 68,172
                 Banque Bruxelles Lambert S.A. . . . . . . . . . . . . . . . . . .            225,400                 33,810
                 Banque Paribas  . . . . . . . . . . . . . . . . . . . . . . . . .            225,400                 33,810
                 Daiwa Europe Limited  . . . . . . . . . . . . . . . . . . . . . .            225,400                 33,810


                          Total                                                             9,200,000              1,380,000

                                                             SCHEDULE II

                                                            DEFINED TERMS

Act                                                Section 1(a)(i)
Authorized Agent                                   Section 17
Closing Location                                   Section 4(b)
Commission                                         Section 1(a)(i)
Company                                            Introductory Paragraph 1
Custodian Agreement                                Introductory Paragraph 4
Depositary                                         Introductory Paragraph 4
Designated Office                                  Section 4(a)
DTC                                                Section 4(a)
Environmental Laws                                 Section 1(a)(ix)
EU                                                 Section 7(l)
Exchange Act                                       Section 1(a)(i)
Firm Shares                                        Introductory Paragraph 2
First Time of Delivery                             Section 4(a)
General Terms and Conditions                       Introductory Paragraph 4
Global Offering                                    Introductory Paragraph 1
Global Coordinators                                Introductory Paragraph 5
GSI                                                Introductory Paragraph 6
Initial Registration Statement                     Section 1(a)(i)
International Offering                             Introductory Paragraph 3
International Prospectus                           Section 1(a)(v)
Intersyndicate Agreement                           Introductory Paragraph 5
Investment Company Act                             Section 1(a)(xix)
MLI                                                Introductory Paragraph 6
New York Business Day                              Section 4(b)
New York Court                                     Section 17
Nordic Shares                                      Introductory Paragraph 3
Nordic Prospectus                                  Section 1(a)(v)
Nordic Underwriters                                Introductory Paragraph 3
Nordic Offering                                    Introductory Paragraph 3
Nordic Underwriting Agreement                      Introductory Paragraph 3
Notification Time                                  Section 4(b)
Optional Shares                                    Introductory Paragraph 2
Preliminary International Prospectus               Section 1(a)(v)
Preliminary Nordic Prospectus                      Section 1(a)(v)
Preliminary Prospectuses                           Section 1(a)(v)
Preliminary U.S. Prospectus                        Section 1(a)(i)
Principal Subsidiaries                             Section 1(a)(vi)
Principal U.S. Subsidiary                          Section 7(d)(i)
Prospectuses                                       Section 1(a)(v)
Purchase Price                                     Section 2(a)
Registration Statement                             Section 1(a)(i)
Relevant Jurisdictions                             Section 5(b)(i)
Rule 462(b) Registration Statement                 Section 1(a)(i)
SDSs                                               Introductory Paragraph 3
SDS Purchase Price                                 Section 2(a)
Second Time of Delivery                            Section 4(a)
Selling Stockholder                                Introductory Paragraph 1
Shares                                             Introductory Paragraph 2
Stattum                                            Section 7(m)
Stock                                              Introductory Paragraph 1
Time of Delivery                                   Section 4(a)
U.S. Offering                                      Introductory Paragraph 2
U.S. Prospectus                                    Section 1(a)(i)
U.S. Shares                                        Introductory Paragraph 3
U.S. Underwriters                                  Introductory Paragraph 3
U.S. Underwriting Agreement                        Introductory Paragraph 3
Underwriters                                       Introductory Paragraph 2
Volvo                                              Introductory Paragraph 1

                                    ANNEX A


Each of the several Underwriters represents and agrees that it will not offer or sell any of the Shares or SDSs in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof; provided that no representation or agreement is made hereby with respect to the adequacy, accuracy or completeness of any Preliminary Prospectus or Prospectus under the laws or regulatory requirements of any jurisdiction.
Each Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                                                                    ANNEX I(a)

                        FORM OF ORIGINAL COMFORT LETTER

                                                                    ANNEX I(b)

                       FORM OF BRING-DOWNCOMFORT LETTER

                                                                   ANNEX II(a)

                    FORM OF OPINION OF SHEARMAN & STERLING

                                                                   ANNEX II(B)

                   FORMS OF OPINIONS OF SULLIVAN & CROMWELL

                                                            ANNEX II(C)

                         FORM OF OPINION OF KEN CYRUS

                                                            ANNEX II(D)

                         FORM OF OPINION OF FRED BODIN

                                                            ANNEX II(E)

                        FORM OF OPINION OF WHITE & CASE

                                                            ANNEX II(F)

                        FORM OF OPINION OF MATS LIDGARD

                                                            ANNEX II(G)

                       FORM OF OPINION OF EMANUELE BARIE

                                                            ANNEX II(H)

       FORM OF OPINION OF SKANDINAVISKA ENSKILDA BANKEN LEGAL DEPARTMENT